EXHIBIT 21

ROCK-TENN COMPANY

SUBSIDIARIES OF ROCK-TENN COMPANY

Alliance Asia, LLC	Delaware
Alliance Display Company of Canada	Nova Scotia, Canada
Dominion Paperboard Products Ltd.	Quebec, Canada
Ling Industries, Inc.	Quebec, Canada
Ling Quebec, Inc.	Quebec, Canada
PCPC, Inc.	California
Rock-Tenn Canada Holdings, Inc.	Georgia
Rock-Tenn Canada Holdings II, Inc.	Georgia
Rock-Tenn Company of Canada	Nova Scotia, Canada
Rock-Tenn Company of Canada III	Nova Scotia, Canada
Rock-Tenn Company of Texas	Georgia
Rock-Tenn Company, Mill Division, LLC	Tennessee
Rock-Tenn Converting Company	Georgia
Rock-Tenn Financial, Inc.	Delaware
Rock-Tenn Leasing Company, LLC	Georgia
Rock-Tenn Mill Company, LLC	Georgia
Rock-Tenn Packaging Company	Delaware
Rock-Tenn Partition Company	Georgia
Rock-Tenn Real Estate, LLC	Georgia
Rock-Tenn Services Inc.	Georgia
Rock-Tenn Shared Services, LLC	Georgia
RTS Embalajes de Argentina	Argentina
RTS Embalajes De Chile Limitada	Chile
RTS Empaques, S. De R.L. de CV	Mexico
RTS Packaging, LLC	Delaware
RTS Packaging Foreign Holdings, LLC	Georgia
Schiffenhaus Industries, LLC	New Jersey
Schiffenhaus Packaging, LLC	New Jersey
Schiffenhaus Services, Inc.	Delaware
Southern Container Corp.	Delaware
Southern Container Holding Corp.	Delaware
Southern Container Management Corp.	Delaware
Tencorr Containerboard Inc.	Nevada
Preflex, LLC	Delaware
Solvay Paperboard LLC	Delaware
Waldorf Corporation	Delaware
Wilco Inc.	Quebec, Canada